UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Magellan Midstream Partners, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

US oil pipeline boss ties future to natural gas in pursuit of Oneok merger

Chief of Magellan Midstream sees ‘challenging’ petroleum outlook but strong demand elsewhere

By: Myles McCormick

Financial Times

The head of one of the biggest US oil pipeline companies said there were better growth prospects in shipping natural gas as he steps up a campaign to convince investors to back a $19bn merger with a gas-focused peer.

Aaron Milford, chief executive of Magellan Midstream Partners, said that the “opportunity to invest and grow” as a company focused on crude oil and refined products, such as petrol and jet fuel, had become increasingly “challenging” after a construction boom over the past decade ran its course.

But by hitching the company to Oneok, a fellow Oklahoma-based pipeline company that primarily ships natural gas and natural gas liquids, it would create a “more powerful growth engine” with more room to expand as an energy transition drives demand for gas at power plants and other sectors.

“When you look at just the fundamentals of NGLs and natural gas, the growth in demand for those is very high,” Milford told the Financial Times in an interview.

“There’s just more growth in those particular commodities . . . than there is in refined products and crude oil — which [will be] very stable, we think for a very long time.”

The proposed deal comes against a backdrop of accelerating natural gas demand in the US and abroad as economies shift away from coal to cleaner-burning gas in electricity generation. Oil demand, while hitting new records globally, is increasingly expected to peak as motorists switch away from petrol-powered cars to electric vehicles.

The US Energy Information Administration forecasts that domestic gas production will reach a new high of 104bn cubic feet a day next year, while its long-term projections call for continued growth.

The US added 897mn cu ft/d of interstate gas pipeline capacity last year, the least amount of new annual capacity in this century, according to the EIA.

After a decade of prolific pipeline building across the US, the necessary oil infrastructure was now largely in place, Milford said, providing fewer opportunities to build new lines.

“It’s really much more of a market that is mature and maturing in this moment and doesn’t have the same growth rate,” said Milford. “The infrastructure that’s been built is plenty — so to speak.”

TC Energy, the pipeline operator behind the aborted plan to build the controversial Keystone XL crude pipeline, said last month it was spinning off its oil transportation business to focus on shipping gas. It said the shift would leave it “uniquely positioned to meet growing industry and consumer demand for reliable, lower-carbon energy”.

But Magellan’s plans for an $18.8bn merger with Oneok have come under fire from some investors, leaving Milford working to win unit holders’ support before a vote on September 21.

Energy Income Partners, the fourth-biggest unit holder in the group with a 3 per cent stake, has blasted the combination as a recipe for “diworsification”, arguing the deal undervalues Magellan’s “industry-leading” returns and that any premium is outweighed by the tax drag it would trigger.

Milford said EIP’s argument dismissed the cost savings of $200mn-$400mn a year that the deal would create as the combined group could ship oil such as crude and refined products and natural gas liquids like propane on the same pipeline systems. Any tax payment would come due regardless, he said.

“It’s not ‘diworsification’. It’s diversification with growth,” he said. “There’s a higher growth profile for this company going forward than we have standalone.”

He added: “You combine that high cash flow generating business that we have with a faster-growing potential of NGLs and natural gas, and you obviously create a much more powerful growth engine over the next few decades.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that ONEOK, Inc. (NYSE: OKE) (“ONEOK”) or Magellan expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between ONEOK and Magellan (the “Proposed Transaction”), the expected closing of the Proposed Transaction and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including maintaining current ONEOK management, enhancements to investment-grade credit profile, an expected accretion to earnings and free cash flow, dividend payments and potential share repurchases, increase in value of tax attributes and expected impact on EBITDA. Information adjusted for the Proposed Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the risk that ONEOK’s and Magellan’s businesses will not be integrated successfully; the risk that cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the possibility that shareholders of ONEOK may not approve the issuance of new shares of ONEOK common stock in the Proposed Transaction or that unitholders of Magellan may not approve the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the Proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Proposed Transaction; the risk that ONEOK may not be able to secure the debt financing necessary to fund the cash consideration required for the Proposed Transaction; the risk that changes in ONEOK’s capital structure and governance could have adverse effects on the market value of its securities; the ability of ONEOK and Magellan to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on ONEOK’s and Magellan’s operating results and business generally; the risk the Proposed Transaction could distract management from ongoing business operations or cause ONEOK and/or Magellan to incur substantial costs; the risk of any litigation relating to the Proposed Transaction; the risk that ONEOK may be unable to reduce expenses or access financing or liquidity; the impact of a pandemic, any related economic downturn and any related substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond ONEOK’s or Magellan’s control, including those detailed in the joint proxy statement/prospectus (as defined below). All forward-looking statements are based on assumptions that ONEOK and Magellan believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ONEOK nor Magellan undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Proposed Transaction, on July 25, 2023, ONEOK and Magellan each filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement/prospectus (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. Each of ONEOK and Magellan commenced mailing copies of the joint proxy statement/prospectus to shareholders of ONEOK and unitholders of Magellan, respectively, on or about July 25, 2023. This communication is not a substitute for the joint proxy statement/prospectus or for any other document that ONEOK or Magellan has filed or may file in the future with the SEC in connection with the Proposed Transaction. INVESTORS AND SECURITY HOLDERS OF ONEOK AND MAGELLAN ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY ONEOK AND MAGELLAN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONEOK AND MAGELLAN, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors can obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by ONEOK and Magellan with the SEC through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by ONEOK, including the joint proxy statement/prospectus, are available free of charge from ONEOK’s website at www.oneok.com under the “Investors” tab. Copies of documents filed with the SEC by Magellan, including the joint proxy statement/prospectus, are available free of charge from Magellan’s website at www.magellanlp.com under the “Investors” tab.

4